Immediate Release

                                   Contact
                                   Mary Brevard
                                   Director, Investor Relations
                                   & Communications
                                   Phone:  312/322-8683



                BORG-WARNER AUTOMOTIVE ANNOUNCES
    EXCHANGE RATIO FOR STOCK PORTION OF KUHLMAN ACQUISITION

Chicago, Illinois, February 24, 1999 -- Borg-Warner Automotive, Inc. (NYSE: BWA) announced that the exchange ratio for the stock portion of its acquisition of Kuhlman Corporation (NYSE: KUH) has been fixed at .85545, assuming that the merger is completed as expected on March 1, 1999.

In the merger, approximately 22% of the outstanding common stock of Kuhlman will be converted into Borg-Warner Automotive common stock and the remaining 78% will be converted into $39.00 per share in cash. Kuhlman shareholders have until 5:00 p.m. on February 26, 1999 to elect to receive .85545 of a share of Borg-Warner Automotive common stock of $39.00 in cash for each of their Kuhlman shares, subject to proration, or to change an election made previously. As previously announced, all regulatory approvals necessary for the completion of the Kuhlman acquisition have been received.

####
Statements contained in this news release may contain forward-looking statements as contemplated by the 1995 Private Securities
Litigation Reform Act that are based on management's current expectations, estimates and projections. Words such as "expects," "anticipates," "intends," "plans," "believes,"
"estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements. Such risks and uncertainties include: fluctuations in domestic or foreign automotive production, the continued use of outside suppliers by original equipment manufacturers, fluctuations in demand for vehicles containing the Company's products, general economic conditions, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission, including the Cautionary Statements filed as Exhibit 99.1 to the Form 10-K for the fiscal year ended December 31, 1997.

Note: Borg-Warner Automotive press releases are available on the Internet at http://www.bwauto.com or via Company News On-Call:http://www. prnewswire.com, or via fax, 800-758-5804, ext.
120941.